                                                                    Exhibit 8.1

Organizational Structure--NTT's Consolidated Subsidiaries as of March 31, 2002

                                                  Country of    Equity Held by NTT,
                      Name                       Incorporation directly or indirectly
                      ----                       ------------- ----------------------
Nippon Telegraph and Telephone East Corporation.   Japan               100.0%
Nippon Telegraph and Telephone West Corporation.   Japan               100.0%
NTT Communications Corporation/(1)/.............   Japan               100.0%
NTT USA, Inc./(2)/..............................   USA                 100.0%
NTT America, Inc./(3)/..........................   USA                 100.0%
TELETECHNO, INC.................................   USA                 100.0%
Milletechno, Inc................................   USA                 100.0%
NTT MULTIMEDIA COMMUNICATIONS LABORATORIES, INC.   USA                 100.0%
NTTA&A Investment, Inc..........................   USA                 100.0%
NTT COMMUNICATIONS GLOBAL PROFESSIONAL SERVICES
  GROUP LLC.....................................   USA                 100.0%
NTTA&T Investment, Inc..........................   USA                 100.0%
Autoweb Communications, Inc.....................   USA                  80.0%
NTT EUROPE LTD..................................   UK                  100.0%
NTT (HONG KONG) LTD.............................   China               100.0%
NTT COM ASIA LTD................................   China               100.0%
NTT MSC SDN. BHD................................   Malaysia            100.0%
NTT SINGAPORE PTE. LTD..........................   Singapore           100.0%
NTT AUSTRALIA PTY. Ltd..........................   Australia           100.0%
NTT WORLDWIDE TELECOMMUNICATIONS CORPORATION....   Japan               100.0%
NTT TAIWAN LTD..................................   Taiwan              100.0%
NTT Korea Co., Ltd..............................   Korea               100.0%
NTT Comunicaces do Brasil Participacoes Ltda....   Brazil              100.0%
NTT do Brasil Telecomunicacoes Ltda.............   Brazil              100.0%
NTT DoCoMo, Inc.................................   Japan                64.1%
NTT DoCoMo Hokkaido, Inc........................   Japan                96.4%
NTT DoCoMo Tohoku, Inc..........................   Japan                92.9%
NTT DoCoMo Tokai, Inc...........................   Japan                91.2%
NTT DoCoMo Hokuriku, Inc........................   Japan                94.2%
NTT DoCoMo Kansai, Inc..........................   Japan                88.3%
NTT DoCoMo Chugoku, Inc.........................   Japan                84.2%
NTT DoCoMo Shikoku, Inc.........................   Japan                97.3%
NTT DoCoMo Kyushu, Inc..........................   Japan                93.8%
NTT DATA CORPORATION............................   Japan                54.2%
NTT FACILITIES, INC.............................   Japan               100.0%
NTT URBAN DEVELOPMENT CO........................   Japan               100.0%
NTT COMWARE CORPORATION.........................   Japan               100.0%
NTT LEASING CO., LTD............................   Japan                57.8%
NTT FINANCE JAPAN CO., LTD......................   Japan               100.0%
NTT AUTO LEASING CO., LTD.......................   Japan                68.2%
NTT Electronics Corporation.....................   Japan                90.0%
NTT Software Corporation........................   Japan               100.0%
NTT Advanced Technology Corporation.............   Japan                61.3%
NTT-IT CORPORATION..............................   Japan                53.0%
NTT-ME HOKKAIDO CORPORATION/(4)/................   Japan               100.0%
NTT-ME TOHOKU CORPORATION.......................   Japan               100.0%
NTT-ME CORPORATION..............................   Japan               100.0%

                                           Country of    Equity Held by NTT,
                   Name                   Incorporation directly or indirectly
                   ----                   ------------- ----------------------
 NTT-ME TOKAI CORPORATION/(5)/...........    Japan               100.0%
 NTT-ME HOKURIKU CORPORATION/(5)/........    Japan               100.0%
 NTT-ME KANSAI CORPORATION/(5)/..........    Japan               100.0%
 NTT-ME CHUGOKU CORPORATION/(5)/.........    Japan               100.0%
 NTT-ME SHIKOKUI CORPORATION/(5)/........    Japan               100.0%
 NTT-ME KYUSHU CORPORATION/(5)/..........    Japan               100.0%
 NTT-DO CO., LTD.........................    Japan               100.0%
 NTT DIRECTORY SERVICES CO...............    Japan               100.0%
 NTT TELECA CORPORATION..................    Japan                84.5%
 Verio Inc./(6)/.........................    USA                 100.0%
 NTT WORLD ENGINEERING MARINE CORPORATION    Japan                66.7%
 DoCoMo Service Inc......................    Japan               100.0%
 DoCoMo Engineering Inc..................    Japan               100.0%
 DoCoMo Mobile Inc.......................                        100.0%
 DoCoMo Support Inc......................    Japan               100.0%
 DoCoMo Sentsu Inc.......................    Japan               100.0%
 DoCoMo Technologies, Inc................    Japan               100.0%
 DoCoMo Systems, Inc.....................    Japan               100.0%
 NTT DATA SYSTEM TECHNOLOGIES INC........    Japan               100.0%
 NTT System Service, Inc./(7)/...........    Japan                90.0%
 NTT DATA FINANCIAL CORPORATION..........    Japan                74.0%
 DREAM NET Corporation...................    Japan               100.0%
 NTT DATA TOKYO SMS CORPORATION..........    Japan               100.0%
 NTT DATA CUSTOMER SERVICE CORPORATION...    Japan               100.0%
 Other 57 companies......................    Japan               100.0%
                                             Various           Various

--------
(1) On October 1, 2001, NTT Communications Corporation and NTT Worldwide Telecommunications Corporation merged, with NTT Communications Corporation as the surviving company.
(2) On April 2, 2001, NTT America, Inc. changed its company name to NTT USA,
    Inc.
(3) On April 2, 2001, ntta.com, Inc. changed its company name to NTT America,
    Inc.
(4) On May 1, 2002, NTT-ME Hokkaido Corporation changed its company name to NTT-ME Hokkaido Network Solutions Corporation America, Inc.
(5) On May 1, 2002, NTT-ME Tokai Corporation, NTT-ME Hokuriku Corporation, NTT-ME Kansai Corporation, NTT-ME Chugoku Corporation, NTT-ME Shikoku Corporation and NTT-ME Kyusyu Corporation changed its company name to NTT NEOMEIT NAGOYA CORPORATION, NTT NEOMEIT HOKURIKU CORPORATION, NTT NEOMEIT KANSAI CORPORATION, NTT NEOMEIT CHUGOKU CORPORATION, NTT NEOMEIT SHIKOKU CORPORATION and NTT NEOMEIT KYUSYU CORPORATION, respectively.
(6) On March 20, 2002, Verio, Inc. and Rocky, Inc. merged, with Verio, Inc. as the surviving company.
(7) On April 1,2002, NTT System Service, Inc. changed its company name to NTT DATA System Service, Inc.

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